IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

MICKEY DOLLENS, on behalf of himself and all other similarly-situated Class A stockholders of GOOSEHEAD INSURANCE, INC., Plaintiff, v. GOOSEHEAD INSURANCE, INC. Defendant.	C.A. No. 2022-1018-JTL
NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
OF CLASS ACTION, SETTLEMENT HEARING,
AND RIGHT TO APPEAR
The Delaware Court of Chancery authorized this Notice.
This is not a solicitation from a lawyer.
TO:    All public holders of Goosehead Insurance, Inc. (“Goosehead” or the “Company”) Class A Common Stock as of the date of the Stipulation, as well as their successors in interest (the “Class”).1
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE
PROPOSED SETTLEMENT OF THIS ACTION.
Plaintiff Mickey Dollens (“Plaintiff”), a holder of Goosehead Class A Common Stock (“Class A Stock”), on behalf of himself and the Class, has reached a proposed settlement of the above-captioned consolidated class action (the “Action”) that provides for certain non-monetary benefits to the Class. Specifically, the Settlement provides for changes to a Stockholders Agreement between Goosehead and certain holders of Goosehead Class B Common Stock (“Class B Stock”), which Plaintiff alleges improperly restricted the Goosehead Board of Directors’ ability to act in accordance with their obligations under Delaware law and improperly precluded Goosehead’s public stockholders from
1 Members of the Class are referred to herein as “Class Members” (and each, a “Class Member”). Excluded from the Class are: any person, firm, trust, corporation or other entity affiliated with any of Goosehead’s Class B stockholders and/or Holders as defined below and in the Stockholders Agreement, as well as their successors in interest (the “Excluded Parties” and each, an “Excluded Party”).

exercising their right to nominate candidates for election to the Board of Directors, as stated in Paragraph 32 below (the “Settlement”).2 If approved by the Delaware Court of Chancery (the “Court”), the Settlement will resolve all claims in the Action.
Please Note: Class Members will not receive any direct payment from the Settlement. Accordingly, there is no Proof of Claim Form to submit in connection with this Settlement. Class Members are not required to take any action in response to this Notice.

WHAT IS THE PURPOSE OF THIS NOTICE?
A.The purpose of this Notice is to inform Class Members of the existence of this Action and how they are affected by the litigation. It is also being sent to inform Class Members of the terms of the proposed Settlement, and of a hearing to be held by the Court to (a) determine whether the Court should certify the Class for purposes of the Settlement; (b) determine whether Plaintiff should be finally certified as class representative and Plaintiff’s Counsel finally certified as Class Counsel, and whether Plaintiff and Plaintiff’s Counsel have adequately represented the interests of the Class in the Action; (c) determine whether the proposed Settlement, on the terms and conditions provided for in the Stipulation, is fair, reasonable, and adequate and in the best interests of the Class; (d) determine whether the Court should finally approve the Settlement and enter the Judgment as provided in the Stipulation, finally certifying the Class, dismissing the Action with prejudice against Defendant, and extinguishing and releasing the Releasing Persons’ Claims, Releasing Plaintiff’s Claims, and Released Persons’ Claims; (e) consider  the Fee and Expense Application; (f) hear and determine any objections to the proposed Settlement, the class action determination, and the Fee and Expense Application; and (g) rule on such other matters as the Court may deem appropriate (the “Settlement Hearing”). See Paragraphs 49-52 below for details about the Settlement Hearing, including the date and location of the hearing.
B.As a Class Member, you have a right to know about your options before the Court rules on the proposed Settlement. Additionally, you have the right to understand how this Action and the proposed Settlement generally affect your legal rights.
2 The terms and conditions of the Settlement are set forth in the Stipulation of Compromise and Settlement dated August 8, 2023 (the “Stipulation”), entered into by and among (1) Plaintiff, on behalf of himself and the Class; and (2) Goosehead (the “Defendant”, and together with Plaintiff, the “Parties”). All capitalized terms used in this Notice that are not otherwise defined herein shall have the meanings ascribed to them in the Stipulation, which is available in the “Investors” section of Goosehead’s website, https://www.goosehead.com/investors/.

C.The issuance of this Notice is not an expression by the Court of any findings of fact or any opinion concerning the merits of any claim in the Action, and the Court has not yet decided whether to approve the Settlement.

WHAT IS THIS CASE ABOUT?
THE FOLLOWING SUMMARY OF THE ACTION HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION OR STATEMENT BY THE COURT OF FINDINGS OF FACT.
Summary
1.As detailed below, this case concerned the legal validity of three corporate governance arrangements adopted by Goosehead. Plaintiff, a holder of Class A Stock in Goosehead, alleged these arrangements were invalid under Delaware corporate law and sought a Court order declaring as much.
2.First, Plaintiff challenged a provision of a “Stockholders Agreement” between Goosehead and certain holders of Class B Stock in Goosehead (the “Holders”), which required that certain corporate decisions be approved by the Holders before taking effect, allegedly providing the Holders with veto power over these significant corporate actions. Plaintiff alleged that this provision improperly constrained the fiduciary discretion of Goosehead’s Board of Directors who, under Delaware law, are empowered to manage the business and affairs of the corporation and are required to do so in conformance with fiduciary duties to the corporation and its stockholders.
3.Second, Plaintiff challenged another provision of the same Stockholders Agreement that provided the Holders with a right to designate the nominees for a majority of the seats on the Company’s Board of Directors. Plaintiff alleged this provision improperly infringed on the right of other Goosehead stockholders to nominate competing candidates for election to the Board of Directors.
4.Third, Plaintiff challenged a provision of Goosehead’s operative Amended and Restated Certificate of Incorporation which states that directors may be removed from the Board of Directors “only for cause by the affirmative vote of the holders of seventy-five percent (75%) of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.” Plaintiff alleged that this provision was invalid as inconsistent with a provision of the General Corporation Law of the State of Delaware providing a default rule that a vote by a simple majority of stockholders is sufficient to remove directors.
5.After Plaintiff filed the action, Plaintiff and Goosehead engaged in extensive negotiations concerning potential modifications of these arrangements. Those negotiations resulted in the proposed Settlement. The proposed Settlement requires Goosehead and the other parties to the Stockholders Agreement to amend the Stockholders Agreement in a manner that Plaintiff believes will bring the Stockholders Agreement into compliance with Delaware law, improve Goosehead’s governance, and benefit the Class.
6.First, the Stockholders Agreement will be amended to provide that Goosehead’s Board of Directors will not be bound to secure the approval of the Holders for any corporate action where the Board reasonably determines that taking such action without first receiving the approval of the Holders is necessary to comply with its members’ fiduciary duties under Delaware law. The Stockholders Agreement will be amended to provide that, in such circumstances, the Board will generally be required to provide the Holders reasonable notice of its intention to take such action and provide the Holders an opportunity to be heard concerning the matter; but the Board will no longer be bound by the position of the Holders. Additionally, the Stockholders Agreement will be amended to narrow the list of significant corporate actions subject to the terms of the Stockholders Agreement.
7.Second, the Stockholders Agreement will be amended to clarify that the Holders’ right to nominate directors is without prejudice to the rights of other stockholders to nominate competing nominees in the manner provided for by Goosehead’s bylaws and that Goosehead’s incumbent directors will have no obligation to endorse or support nominees designated by the Holders where they believe doing so would be inconsistent with their fiduciary duties.
8.The Settlement does not provide for an amendment of Goosehead’s Certificate provision requiring a 75% vote to remove directors, as Plaintiff ultimately determined, following negotiations with Goosehead, that this provision very likely complies with Delaware law and that Plaintiff’s challenge to the provision was very likely to fail.
Background of Goosehead and its Stockholders Agreement
9.Goosehead is an independent insurance agency that distributes personal lines policies throughout the United States.
10.Goosehead was co-founded in 2003 by married couple Mark E. Jones and Robyn Jones. Mark E. Jones is currently the Company’s Chairman and Chief Executive Officer (“CEO”). Robyn Jones is currently Vice Chair of the Goosehead board of directors (the “Board”).
11.Prior to its Initial Public Offering in April 2018 (the “IPO”), the Company’s business was conducted through an entity called Goosehead Financial, LLC. Following the IPO, Goosehead serves as a holding company with its sole material asset a controlling ownership interest in Goosehead Financial, LLC. Also prior to the IPO, all of Goosehead Financial, LLC’s outstanding ownership interests were beneficially owned by co-founders Mark and Robyn Jones, and certain of their family members; Michael Colby (the Company’s former President and Chief Operating Officer) and certain of his family members; Jeffrey Saunders;

and Texas Wasatch Insurance Partners, LP (collectively, the “Pre-IPO LLC Members”).
12.In connection with the IPO, the Company adopted a dual-class stock structure consisting of Class A Stock and Class B Stock. Shares of Class A Stock were issued to the public and listed on the NASDAQ Market, while shares of Class B Stock were issued only to the Pre-IPO LLC Members, with each Pre-IPO LLC Member receiving one share of Class B Stock for each LLC Unit the Pre-IPO LLC Member beneficially owned immediately prior to the IPO.
13.Under the Company’s operative Amended and Restated Certificate of Incorporation (the “Certificate”), Class A Stock and Class B Stock are generally afforded the same one-vote-per-share voting rights.
14.On May 1, 2018, in connection with the Company’s IPO, the Company entered into a Stockholders Agreement with Pre-IPO LLC Members (the “Stockholders Agreement”).
15.Section 1.01 of the Stockholders Agreement concerns the requirements for approval of certain corporate actions, and provides as follows:
Section 1.01. Approval for Certain Corporate Actions. Until the Substantial Ownership Requirement is no longer met, Pubco shall not permit the occurrence of the following matters relating to Pubco without first receiving the approval of the Holders holding a majority of the shares of Class B Common Stock held by the Holders as evidenced by a written resolution or consent in lieu thereof:3
(a) any transaction or series of related transactions resulting in the merger, consolidation or sale of all, or substantially all, of the assets of the Company and its subsidiaries, or any acquisition or disposition of any asset for consideration in excess of 15% of the Total Assets (as defined below) of Pubco and its subsidiaries;
(b) any issuance of equity securities, or any other ownership interests, of Pubco or any of its subsidiaries, other than under any equity incentive plan that has received the prior approval of the Board of Directors, for consideration exceeding $50 million;
3 “Holders,” defined in the Stipulation and in the Stockholders Agreement, are generally the Pre-IPO LLC Members; and “Substantial Ownership Requirement” is defined as “the beneficial ownership (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) by the Holders collectively, of shares of Common Stock representing at least ten percent (10%) of the issued and outstanding shares of Common Stock.” See Stockholders Agreement at §4.02(d).

(c) any amendments to the certificate of incorporation or bylaws of Pubco;
(d) entering into any material new line of business (other than natural extensions of the business of Pubco and its subsidiaries) or making any material modification to the scope of Pubco’s business;
(e) any change in the size of the Board of Directors;
(f) any hiring, termination, replacement, compensation, benefits or other significant decisions relating to the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, General Counsel or Controller, including entering into new employment agreements or modifying existing employment agreements, adopting or modifying any plans relating to any incentive securities or employee benefit plans or granting incentive securities or benefits to any such individuals under any existing plans; or
(g) any agreement or commitment with respect to any of the foregoing.
16.Section 1.02 of the Stockholders Agreement concerns the nomination of directors to the Goosehead Board of Directors, and provides as follows:

Section 1.02. Composition of the Board. Until the Substantial Ownership Requirement is no longer met, the Holders holding a majority of the shares of Class B Common Stock held by the Holders may, by means of a written resolution or consent in lieu thereof, designate the nominees for a majority of the members of the Board of Directors, including the Chair of the Board of Directors.

17.Also in connection with the IPO, Goosehead adopted a provision in its Certificate concerning the removal of directors elected to the Board of Directors. That provision, Section 7.4, provides that directors may be removed “only for cause by the affirmative vote of the holders of seventy-five (75%) of the total voting power of the outstanding shares of capital stock of [Goosehead] entitled to vote generally in the election of Directors, voting together as a single class.”

The Action is Filed and the Parties Negotiate the Settlement
18.Plaintiff initiated this Action on November 10, 2022 by filing the Verified Stockholder Class Action Complaint for Declaratory Relief (the “Complaint”).
19.In its Complaint, Plaintiff alleged that Section 1.01 of the Stockholders Agreement was legally invalid because it was inconsistent with Section 141(a) of the Delaware General Corporation Law (“DGCL”), which provides that “[t]he business and affairs of every [Delaware corporation] shall be managed by or under the direction of a board of directors, except as may be otherwise provided in this chapter or in its certificate of incorporation.” 8 Del. C. § 141(a). Plaintiff alleged that the Stockholders Agreement provided the Holders with absolute veto power over significant corporate actions and claimed that this infringed upon the Board of Directors’ powers and duties under Section 141(a).
20.Plaintiff also alleged that Section 1.02 of the Stockholders Agreement was legally invalid because it was inconsistent with Delaware common law principles guaranteeing stockholders the right to nominate a slate of candidates for election to the Board of Directors.
21. Plaintiff further alleged that Section 7.4 of Goosehead’s Certificate was legally invalid because it was inconsistent with Section 141(k), which provides that directors may generally be removed “by the holders of a majority of the shares then entitled to vote at an election of directors.”4
22.Plaintiff sought a declaratory judgment from the Court that the arrangements described above are invalid and unenforceable under the DGCL and fundamental principles of Delaware common law.
23.On January 5, 2023, Defendant filed a motion to dismiss the Complaint.
24.On January 20, 2023, the Parties filed their Stipulation and [Proposed] Order Concerning Briefing on Motion to Dismiss. On the same day, the Court entered the Order Concerning Briefing on Motion to Dismiss.
25.On February 2, 2023, the Parties filed an Amended Stipulation and [Proposed] Order Concerning Briefing on Motion to Dismiss, which was granted by the Court on the same day.
26.The Parties thereafter engaged in extensive arm’s-length settlement discussions before reaching an agreement to settle the Action on terms reflected by the Stipulation.
27.The Stipulation (together with the Exhibits thereto) reflects the final and binding agreement between the Parties.
28.The Parties believe that the Settlement is in the best interests of the Parties and the Class and that the Settlement confers benefits upon the Class and
4 Following the initiation of the action, Plaintiff determined that this claim was very unlikely to succeed in light of DGCL Section 102(b)(4), which provides that a corporation’s certificate of incorporation may include “Provisions requiring for any corporate action, the vote of a larger portion of the stock or of any class or series thereof, or of any other securities having voting power, or a larger number of the directors, than is required by [the DGCL].” Accordingly, the Settlement does not include any amendment to Goosehead’s Certificate.

that the interests of the Parties and the Class would best be served by settlement of the Action on the terms and conditions set forth in the Stipulation.
29.Prior to reaching agreement on the principal terms of the Settlement, the Parties did not discuss the amount of any potential application by Plaintiff’s Counsel for attorneys’ fees and expenses.
30.On October 13, 2023, the Court entered an Amended Scheduling Order in connection with the Settlement which, among other things, provided for provisional certification, for settlement purposes only, of a non-opt out Class (defined above), authorized this Notice to be provided to Class Members, a stay of the Action pending a hearing on the proposed Settlement, and an injunction against the commencement or prosecution of any action by any Class Member asserting any of the claims subject to the Settlement of the Action, and scheduled the Settlement Hearing to, among other things, consider whether to grant final approval of the Settlement.

WHAT ARE THE TERMS OF THE SETTLEMENT?
31.In consideration for the full settlement and release of all Releasing Plaintiff’s Claims and Releasing Persons’ Claims (as defined below) and the dismissal with prejudice of the Action, the Parties agreed to certain changes to a Stockholder Agreement which Plaintiff alleges restricted the Board of Directors’ ability to act in accordance with their obligations under Delaware law, as set forth in the Stipulation.
32.Specifically, if the Settlement is approved, Sections 1.01 and 1.02 of the Stockholders Agreement will be amended as follows:

Amendments to the Stockholders Agreement (underlined text to be added; crossed-out text to be deleted)
Section 1.01. Approval for Certain Corporate Actions. Until the Substantial Ownership Requirement is no longer met, Pubco shall not permit the occurrence of the following matters relating to Pubco without first receiving the approval of the Holders holding a majority of the shares of Class B Common Stock held by the Holders as evidenced by a written resolution or consent in lieu thereof:
(a) any transaction or series of related transactions resulting in the merger, consolidation or sale of all, or substantially all, of the assets of the Company and its subsidiaries, or any acquisition or disposition of any asset for consideration in excess of 15% of the Total Assets (as defined below) of Pubco and its subsidiaries;
(b) any issuance of equity securities, or any other ownership interests, of Pubco or any of its subsidiaries, other than under any equity incentive plan that has received the prior approval of the Board of Directors, for consideration exceeding $50 million;
(c) any amendments to the certificate of incorporation or any Board of Directors-initiated amendments to the bylaws of Pubco;
(d) entering into any material new line of business ~~(other than natural extensions of the business of Pubco and its subsidiaries) or making any material modification to the scope~~that is not similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of Pubco’s existing business activities;
(e) any change in the size of the Board of Directors;
(f) any ~~hiring, termination, replacement,~~ compensation, or benefits ~~or other significant~~ decisions relating to the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, General Counsel or Controller, including ~~entering into new employment agreements or modifying existing employment agreements,~~ adopting or modifying any plans relating to any incentive securities or employee benefit plans or granting incentive securities or benefits to any such individuals under any existing plans; or
(g) any agreement or commitment with respect to any of the foregoing.
For the avoidance of doubt, this Section shall not prevent Pubco from taking any of the actions set forth in any of the foregoing subsections (a)–(g) in the event that the Board of Directors should reasonably determine that permitting such action without first receiving the approval of the Holders holding a majority of the shares of Class B Common Stock held by the Holders is necessary to comply with its fiduciary duties under Delaware law. If the Board of Directors determines to cause Pubco to take any action described in subsections (a)–(g) above without having received the approval contemplated by this Section, it shall provide the Holders with reasonable notice and a reasonable opportunity to be heard at a meeting of the Board of Directors before such action is authorized, unless the Board of Directors reasonably determines that doing otherwise is necessary to comply with its fiduciary duties under Delaware law.

* * *
Section 1.02. Composition of the Board. Until the Substantial Ownership Requirement is no longer met, the Holders holding a majority of the shares of Class B Common Stock held by the Holders may, by means of a written resolution or consent in lieu thereof, designate ~~the~~ nominees for a majority of the members of the Board of Directors, including the Chair of the Board of Directors~~.~~, provided however, that this provision shall be without prejudice to the rights of Pubco’s other common stockholders to designate competing nominees in the manner provided for in Pubco’s governing documents. The Board of Directors shall have no obligation to endorse or support the nominees designated by the Holders if the Board of Directors reasonably determines that declining such endorsement or support would be necessary to comply with its fiduciary duties under Delaware law.

WHAT ARE THE PARTIES’ REASONS FOR THE SETTLEMENT?
33.Plaintiff believes that the claims asserted in the Action have merit, but also believes that the Settlement provides substantial and immediate benefits for the Class. In addition to these substantial benefits, Plaintiff and Plaintiff’s Counsel have considered: (i) the attendant risks of continued litigation and the uncertainty of the outcome of the Action; (ii) the probability of success on the merits; (iii) the possible defenses to the claims asserted in the Action; (iv) the desirability of permitting the Settlement to be consummated according to its terms; (v) the expense and length of continued proceedings necessary to prosecute the Action against Defendant through the remedy stage and appeals; and (vi) the conclusion of Plaintiff and Plaintiff’s Counsel that the terms and conditions of the Settlement are fair, reasonable, and adequate, and that it is in the best interests of the Class to settle the Action on the terms set forth in the Stipulation.
34.Defendant denies any and all allegations of wrongdoing, liability, violations of law, invalidity or unenforceability under the DGCL or Delaware common law, or harm arising out of or related to any of the conduct, statements, acts, omissions, agreements or constitutive documents alleged in the Action, and maintains that its conduct, agreements and constitutive documents were was at all times proper, in the best interests of Goosehead and the Class, in compliance with, and valid and enforceable under, applicable law. Defendant further denies any breach of fiduciary duties. Defendant also denies that the Class was harmed by any conduct of Defendant alleged in the Action or that could have been alleged therein. Defendant asserts that, at all relevant times, it acted in good faith and in a manner it reasonably believed to be in the best interests of the Class. Nevertheless, Defendant wishes to eliminate the uncertainty, risk, burden, and expense of further litigation, and to permit the operation of Goosehead without further distraction and diversion of its Board, stockholders and personnel with respect to the Action and the Releasing Plaintiff’s Claims and Releasing Persons’ Claims. Defendant has therefore determined to settle the Action on the terms and conditions set forth in the Stipulation solely to put the Releasing Persons’ Claims (as defined in Paragraph 41 below) and Releasing Plaintiff’s Claims (as defined in Paragraph 42 below) to rest, finally and forever, without in any way acknowledging any invalidity, unenforceability, violation, breach of fiduciary duty, wrongdoing, fault, liability, or damages.
35.Nothing in the Stipulation or any of the Exhibits thereto shall be construed as any admission by Defendant of any invalidity, unenforceability, violation, breach of fiduciary duty, wrongdoing, fault, liability, or damages whatsoever.

WHAT CLAIMS WILL THE SETTLEMENT RELEASE?
36.If the Settlement is approved, the Court will enter an Order and Final Judgment (the “Judgment”). The Judgment will dismiss with prejudice the Claims against Defendant and will provide that, upon the occurrence of the Effective Date, Plaintiff, and each and every other Class Member, on behalf of themselves, each of their respective Plaintiff’s Releasees (as defined in Paragraph 45 below), and any other person or entity who could assert any of the Releasing Persons’ Claims on their behalf, in such capacity only, shall have fully, finally, and forever released, settled, and discharged, and shall forever be enjoined from prosecuting, the Releasing Plaintiff’s Claims or Releasing Persons’ Claims against the Defendant’s Releasees (as defined in Paragraph 37 below).
37.“Defendants’ Releasees” or “Released Persons” means Goosehead and any and all of its past, present or future affiliates, parents, subsidiaries, predecessors, and corporate successors and assigns, as well as all of its and their past, present or future officers, directors, employees, attorneys, advisors, agents, representatives, unitholders and stockholders (including but not limited to the Holders, as that term is defined in the Stockholders Agreement, and all of their assignees and transferees).
38.“Effective Date” means the date on which the last of the following occurs: (i) the Judgment, which approves in all material respects the Releases provided for in the Stipulation and dismisses the Action with prejudice, becomes Final (as defined below); and (ii) the amendments to the Stockholders Agreement (as contemplated by Paragraph 2.1 of the Stipulation) become effective.
39.“Final” means, with respect to any judgment or order, that
i.if no appeal is filed, the time for filing or noticing of any appeal of the judgment or order has expired; or
ii.if there is an appeal from the judgment or order,
a.there has occurred the final dismissal of all such appeals, or the final dismissal of any proceeding on certiorari or otherwise to review the judgment or order, or
b.the judgment or order has been finally affirmed on an appeal. However, any appeal or proceeding seeking subsequent judicial review pertaining solely to an order issued with respect to attorneys’ fees or expenses shall not in any way delay or preclude the Judgment from becoming Final.
40.“Released Persons’ Claims” means any and all manner of claims, demands, rights, liabilities, liens, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, proceedings, judgments, decrees, matters, issues, and controversies of any kind, nature, or description whatsoever, including known claims and Unknown Claims, whether disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, asserted or not asserted, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including but not limited to any of the foregoing arising under state, local, foreign, federal, statutory, regulatory, common, fiduciary or other law or rule, including those within the exclusive jurisdiction of the federal courts (“Claims”), that are, have been, could have been, could now be, or in the future could, can, or might be asserted in the Action or in any other court, tribunal, or proceeding by any of the Defendant’s Releasees against Plaintiff or Plaintiff’s Counsel which, now or hereafter, are based upon, arise out of, or relate to the institution, prosecution, settlement or resolution of the Action, provided, however, the Released Persons’ Claims shall not include claims relating to the enforcement of the Settlement.
41.“Releasing Persons’ Claims” means any and all Claims that the Releasing Persons ever had or now have, arising out of or premised upon any allegation that any of the following are facially invalid under the Delaware General Corporation Law or any other source or principle of Delaware law: (i) any provision of the Stockholders Agreement, as amended; (ii) Section 7.4 (Removal of Directors) of Goosehead’s presently operative Amended and Restated Certificate of Incorporation; or (iii) Section 3.03 (Nomination of Directors) of Goosehead’s presently operative Amended and Restated Bylaws. Releasing Persons’ Claims shall not include (a) claims relating to the enforcement of the Settlement, or (b) any claims based on conduct occurring after the Effective Date.
42.“Releasing Plaintiff’s Claims” means for Plaintiff only, any and all Claims that Plaintiff ever had or now has, arising out of or premised upon any allegation that any provision of Goosehead’s governing documents, including its operative Certificate of Incorporation and Bylaws, and the Stockholders Agreement, is facially invalid under the DGCL or any other source or principle of Delaware law.
43.“Unknown Claims” means: (a) any Releasing Plaintiff’s Claims or Releasing Persons’ Claims that Plaintiff, any of the other Class Members, or any other Plaintiff’s Releasees does not know or suspect exists in his, her, or its favor at the time of the release of the Releasing Plaintiff’s Claims and the Releasing Persons’ Claims against the Defendant’s Releasees, including without limitation those which, if known, might have affected the decision(s) to enter into the Settlement; and (b) any Released Persons’ Claims that Defendant or any of the other Defendant’s Releasees does not know or suspect exists in his, her, or its favor at the time of the release of the Released Persons’ Claims against the Plaintiff’s Releasees, including without limitation those which, if known might have affected the decision(s) to enter into the Settlement. With respect to any and all Releasing Plaintiff’s Claims, Releasing Persons’ Claims, and Released Persons’ Claims, the Parties stipulate and agree that Goosehead, Plaintiff, each of the other Class Members, each of the other Plaintiff’s Releasees, and each of the other Defendant’s Releasees, shall be deemed to have waived, and by operation of the Judgment shall have expressly waived, any and all provisions, rights, and benefits conferred by California Civil Code § 1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
and any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code § 1542. Goosehead, Plaintiff, each of the other Class Members, Plaintiff’s Releasees, and Defendant’s Releasees shall be deemed by operation of law to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement.
44.The Judgment will also provide that, upon the occurrence of the Effective Date, Defendant, on behalf of itself, each of its respective Defendant’s Releasees, and any other person or entity who could assert any of the Released Persons’ Claims on their behalf, in such capacity only, shall have fully, finally, and forever released, settled, and discharged, and shall forever be enjoined from prosecuting, the Released Persons’ Claims (as defined in Paragraph 40 above) against Plaintiff’s Releasees (as defined in Paragraph 45 below).
45.“Plaintiff’s Releasees” or “Releasing Persons” means Plaintiff, members of the Settlement Class, and any and all of their past, present and future heirs, executors, administrators, successors, parents, subsidiaries, affiliates, attorneys, agents, representatives, beneficiaries, assignees and transferees.

WHAT PAYMENT ARE THE ATTORNEYS FOR PLAINTIFF SEEKING? HOW WILL THE LAWYERS BE PAID?
46.Plaintiff’s Counsel intend to petition the Court for an all-in award of attorneys’ fees and litigation expenses, in a total amount no greater than $3,500,000 (the “Fee and Expense Application”). In connection with the Fee and Expense Application, Plaintiff also intends to petition the Court for an incentive award of up to $5,000 to be paid solely from any attorneys’ fees and expenses awarded by the Court.
47.Goosehead has reserved the right to oppose Plaintiff’s Fee and Expense Application in whole or in part. The Court will ultimately determine the amount of any fee and expense award for Plaintiff’s Counsel. Goosehead will cause the full payment of any Court-awarded fee and expense award to Plaintiff’s Counsel. Class Members and Goosehead stockholders are not personally liable for any such fees or expenses.

48.Any failure of the Court to approve a request for attorneys’ fees and expenses in whole or in part shall not affect the Settlement. No fees or expenses shall be paid to Plaintiff’s Counsel pursuant to the Settlement in the absence of approval by the Court of the Settlement and entry of the Judgment.

WHEN AND WHERE WILL THE COURT DECIDE WHETHER TO APPROVE THE SETTLEMENT? DO I HAVE TO COME TO THE HEARING? MAY I SPEAK AT THE HEARING IF I DON’T LIKE THE SETTLEMENT?
49.Class Members do not need to attend the Settlement Hearing. The Court will consider any submission made in accordance with the provisions below even if a Class Member does not attend the hearing. Class Members can participate in the Settlement without attending the Settlement Hearing.
50.Please Note: The date and time of the Settlement Hearing may change without further written notice to Class Members. In addition, the Court may decide to conduct the Settlement Hearing by video or telephonic conference, or otherwise allow Class Members to appear at the hearing by phone or video, without further written notice to Class Members.  In order to determine whether the date or time of the Settlement Hearing have changed, or whether Class Members may participate by phone or video, it is important that you monitor the Court’s docket and the Court of Chancery’s website. Any updates regarding the Settlement Hearing, including any changes to the date or time of the hearing or updates regarding in-person or telephonic appearances at the hearing, will be posted to the Court’s docket. Also, if the Court allows Class Members to participate in the Settlement Hearing by telephone or video conference, the information needed to access the conference will be posted to the Court’s docket.
51.The Settlement Hearing will be held on February 16, 2024 at 11 a.m., before Vice Chancellor J. Travis Laster, either in person at the Court of Chancery Courthouse, Leonard L. Williams Justice Center, 500 North King Street Wilmington, DE 19801, or by telephone or videoconference (in the discretion of the Court), to, among other things: (i) determine whether the Action should be finally maintained as a non-opt out class action and whether the Class should be finally certified by the Court, for purposes of the Settlement, pursuant to Court of Chancery Rules 23(a), 23(b)(1) and 23(b)(2); (ii) determine whether Plaintiff should be finally certified as representative for the Class and Plaintiff’s Counsel as counsel for the Class, and whether Plaintiff and Plaintiff’s Counsel have adequately represented the interests of the Class in the Action; (iii) determine whether the proposed Settlement, on the terms and conditions provided for in the Stipulation, is fair, reasonable, and adequate to the Class and in the best interests of the Class; (iv) determine whether the Court should finally approve the Settlement and enter the Judgment, substantially in the form attached as Exhibit E to the

Stipulation, finally certifying the Class, dismissing the Action with prejudice against Defendants, and extinguishing and releasing all of the Releasing Persons’ Claims, Releasing Plaintiff’s Claims, and Released Persons’ Claims; (v) determine whether the Fee and Expense Application should be approved; (vi) hear and determine any objections to the proposed Settlement, the class action determination, and the Fee And Expense Application; and (vii) rule on such matters as the Court may deem appropriate.
52.Any Class Member who objects to the class action determination, the proposed Settlement, the proposed Judgment to be entered, the Fee and Expense Application, or otherwise wishes to be heard (“Objector”), may appear in person (or, as permitted by the Court, by video or telephonic conference if the Settlement Hearing is conducted in such manner) or by his, her, or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant. Objections must be in writing. To object, you must (1) file any written objection, together with copies of all other papers and briefs supporting the objection and the required information referenced below, with the Register in Chancery at the address set forth below on or before January 22, 2024; (2) serve the papers (electronically by File & ServeXpress, by hand, by first class U.S. mail, or by express service) on Plaintiff’s Counsel and Defendant’s Counsel at the addresses set forth below so that the papers are received on or before January 22, 2024; and (3) email a copy of your objection to tcurry@saxenawhite.com, rohrbacher@rlf.com, and gbornstein@cravath.com on or before January 22, 2024.

REGISTER IN CHANCERY
Register in Chancery Court of Chancery Courthouse 800 N. French St. Second Floor Wilmington, DE 19801
PLAINTIFF’S COUNSEL	DEFENDANTS’ COUNSEL
SAXENA WHITE P.A. Thomas Curry 824 N. Market Street, Suite 1003 Wilmington, Delaware 19801 (302) 485-0483 tcurry@saxenawhite.com
RICHARDS, LAYTON & FINGER, P.A.
Blake Rohrbacher (#4750)
One Rodney Square
920 North King Street
Wilmington, DE 19801
(302) 651-7700
Rohrbacher@rlf.com

CRAVATH SWAINE & MOORE, LLP
Gary A. Bornstein
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
(212) 474-1000
GBornstein@cravath.com

53.Any objections must: (i) state the objection is being filed with respect to “Dollens v. Goosehead Insurance, Inc., C.A. No. 2021-1018-JTL”; (ii) state the name, address, and telephone number of the Objector and, if represented by counsel, the name, address, and telephone number of his, her, or its counsel; (iii) be signed by the Objector; (iv) contain a specific, written statement of the objection(s) and the specific reason(s) for the objection(s), including any legal and evidentiary support the Objector wishes to bring to the Court’s attention, and if the Objector has indicated that he, she, or it intends to appear at the Settlement Hearing, the identity of any witnesses the Objector may call to testify and any exhibits the Objector intends to introduce into evidence at the hearing; and (v) include documentation sufficient to prove that the Objector is a member of the Class. Documentation establishing that an Objector is a member of the Class must consist of copies of monthly brokerage account statements or an authorized statement from the Objector’s broker containing the transactional and holding information found in an account statement.
54.You may file a written objection without having to appear at the Settlement Hearing. You may not, however, appear at the Settlement Hearing to present your objection unless you first file and serve a written objection in accordance with the procedures described above, unless the Court orders otherwise.
55.If you wish to be heard orally at the hearing in opposition to the approval of the Settlement, the class action determination, or the Fee and Expense Application, assuming you timely file and serve a written objection as described above, you must also file a notice of appearance with the Register in Chancery and serve it on Plaintiff’s Counsel and on Defendant’s Counsel at the addresses set forth in Paragraph 52 above so that it is received on or before January 22, 2024. Persons who intend to object and desire to present evidence at the Settlement Hearing must include in their written objection or notice of appearance the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing. Such persons may be heard orally at the discretion of the Court.
56.You are not required to hire an attorney to represent you in making written objections or in appearing at the Settlement Hearing. However, if you decide to hire an attorney, it will be at your own expense, and that attorney must file a notice of appearance with the Court and serve it on Plaintiff’s Counsel and Defendants’ Counsel at the addresses set forth in Paragraph 52 above so that the notice is received on or before January 22, 2024.
57.The Settlement Hearing may be adjourned by the Court without further written notice to Class Members. If you intend to attend the Settlement Hearing, you should confirm the date and time with Plaintiff’s Counsel.
58.Unless the Court orders otherwise, any Class Member who does not object in the manner described above will be deemed to have waived any objection and shall be forever foreclosed from making any objection to the proposed Settlement, the class action determination, or the Fee and Expense Application. Class Members do not need to appear at the Settlement Hearing or take any other action to indicate their approval.

CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?
59.This Notice contains only a summary of the terms of the proposed Settlement. For more detailed information about the matters involved in this Action, you are referred to the papers on file in the Action, including the Stipulation, which may be inspected during regular office hours at the Office of the Register in Chancery in the Court of Chancery Courthouse, 800 N. French St.
Second Floor, Wilmington, DE 19801. Additionally, copies of the Stipulation will be posted on the “Investors” section of Goosehead’s website, https://www.goosehead.com/investors/. All inquiries concerning this Notice should be directed to the following counsel for Plaintiff: Thomas Curry, Saxena White P.A., 824 N. Market St., Suite 1003, Wilmington, DE 19801, (302) 485-0483, tcurry@saxenawhite.com.

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF THE REGISTER IN CHANCERY REGARDING THIS NOTICE.
Dated: October 13, 2023        BY ORDER OF THE COURT OF
                            CHANCERY OF THE STATE OF
                            DELAWARE